Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147452) of E. I. du Pont de Nemours and Company of our report dated June 29, 2010 relating to the financial statements and supplemental schedule of Pioneer Hi-Bred International, Inc. Savings Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

June 29, 2010